FORM OF SELLING AGREEMENT

                          THE SARATOGA ADVANTAGE TRUST


FROM:

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TO:

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA  02109

Gentlemen:
We (the "Dealer") desire to enter into an agreement with Funds Distributor, Inc. (the "Distributor") for the sale and distribution of the shares of the Saratoga Advantage Trust, an open-end investment company in series form (hereinafter referred to as the "Trust" and each series thereof as a "Portfolio") of which Funds Distributor, Inc. is the Distributor and whose shares are offered to the public at an offering price which will not include a sales charge (hereinafter referred to as the "Shares"). Upon acceptance of this Agreement by Distributor, Dealer understands that Dealer may offer and sell Shares subject, however, to all of the terms and conditions hereof and to Distributor's right, without notice, to suspend or terminate the sale of the Shares of any one or more of the Portfolios.

1. Dealer understands that the Shares will be offered and sold at the public offering price in effect in accordance with the terms of the then-current prospectus at the time the order for such Shares is confirmed and accepted by Distributor. All purchase requests and applications submitted by Dealer are subject to acceptance or rejection in Distributor's sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the office of the Trust's shareholder servicing agent.

2.   Dealer   herein   certifies   that  Dealer  is   registered  as  a
     broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD") and agrees to maintain its membership in the NASD during the full force and effect of this Agreement. For as long as this Agreement is in full force and effect, Dealer agrees to abide by all of the rules and regulations of the Securities and Exchange Commission ("SEC") and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. Dealer agrees that it will not sell or offer for sale Shares in any state or jurisdiction where Shares have not been qualified for sale.

3. Dealer will offer and sell Shares of any Portfolio only in accordance with the terms and conditions of the Trust's then current Prospectus and Dealer will not make representations which are not included in said Prospectus or in any authorized supplemental material supplied by Distributor and/or the Trust or its agents. Dealer will use its best effort in the development and promotion of sales of Shares and agrees to be responsible for the proper instruction and training of all sales personnel employed by Dealer, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. Dealer agrees to hold Distributor harmless and indemnify Distributor in the event that Dealer, or any of Dealer's sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in Liability to Distributor, the Trust or any Portfolio. All expenses which Dealer may incur in connection with Dealer's activities under this Agreement shall be borne by Dealer.

4. Payments for purchases of Shares made by wire order from Dealer shall be made to Distributor's designated agent, and received by Distributor's designated agent, together with all necessary applications and other documents require to establish an account within three business days after the acceptance of Dealer's order or such shorter time as may be required by law. If such timely payment is not received by Distributor's designated agent, Dealer understands and agrees herein that Distributor reserves the right, without notice, forthwith to cancel the sale, or, at Distributor's option, to sell back to the Portfolio the Shares ordered by Dealer, in which latter case, Dealer will be held responsible for any loss, including loss of profit, suffered by Distributor or Distributor's designated agent, resulting from Dealer's failure to make the aforesaid payment. Where sales of Portfolio Shares are contingent upon the Portfolio's receipt of funds in payment therefore, Dealer will forward promptly to Distributor, or
     Distributor's designated agent, any purchase orders and/or payments received by Dealer from investors.

5. Dealer agrees to purchase Shares only from Distributor or from Dealer's customers. If Dealer purchases Shares from Distributor, Dealer agrees that all such purchases shall be made only to cover orders received by Dealer from Dealer's customers, or for Dealer's own bona fide investment. If Dealer purchases Shares from Dealer's customers, Dealer agrees to pay such customers not less than the applicable repurchase price as established by the then current applicable Prospectus.

6. Distributor's obligations to Dealer under this Agreement are subject to all the provisions of any distributorship agreement entered into between Distributor and the Trust. Dealer understands and agrees herein that in Dealer's performing of its services covered by this Agreement that Dealer is acting as a principal, and Distributor is in no way responsible for the manner of Dealer's performance or for any of Dealer's acts, employees or representatives as Distributor's agent, partner or employee, or the agent or employee of the Trust.
7.

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Distributor,  its  affiliates,  and the Trust  shall not be liable for any loss, expenses,  damages,  costs or other claims arising out of any redemption or
     exchange   pursuant  to  telephone   instructions   from  any  person,   or
     Distributor's refusal to execute such instructions for any reason.

8. Dealer agrees to maintain records of all sales of Shares made through Dealer and to furnish Distributor with copies of each record on request.

9. From time to time during the term of this Agreement Distributor may make payments to Dealer pursuant to one or more of the distribution and/or service plans adopted by certain of the Portfolios pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of Dealer furnishing distribution and/or shareholder services hereunder with respect to each such Portfolio. Distributor has no obligation to make any such payments and Dealer hereby waives any such payments until Distributor receives monies therefor from the Portfolio. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

     (a) Any such payments shall be in such amounts as Distributor may from time to time advise Dealer in writing but in any event not in excess of the amounts permitted by the plan in effect with respect to each particular Portfolio and will be based on the dollar amount of Portfolio Shares which are owned of record by Dealer as nominee for Dealer's customers or which are owned by those customers of Dealer whose records, as maintained by the Portfolios or their agents, designate Dealer as the customer's dealer of record. Any such payments shall be in addition to the selling concession, if any, allowed to Dealer pursuant to this Agreement. No such fee will be paid to Dealer with respect to Shares purchased by Dealer and redeemed by the Portfolios or by Distributor as agent within seven business days after the dates of confirmation of such purchase.

     (b) The provisions of this Section 9 relate to the plan adopted by a particular Portfolio pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Portfolio pursuant to this Section 9 shall provide the Portfolio's Board, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     (c) The provisions of this Section 9 applicable to each Portfolio shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this Section 9 shall automatically terminate with respect to a particular plan, in the event such plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect.
10.

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Dealer may terminate this Agreement by notice in writing to  Distributor,  which termination shall become effective thirty days after the date of receipt by Distributor. Dealer agrees that Distributor has and reserves the right, in Distributor's sole discretion, without notice, to suspend sales of Shares of any of the Portfolios, or to withdraw entirely the offering of Shares of any of the Portfolios, or, in Distributor's sole discretion, to modify, amend or cancel this Agreement upon written notice to Dealer of such
     modification,   amendment  or   cancellation,   which  shall  be  effective
     immediately  on the  date  stated  in such  notice.  Without  limiting  the
     foregoing,   Distributor  may  terminate  this  Agreement  for  cause  upon violation by Dealer of any of the provisions of this Agreement, said termination to become effective on the date of the mailing of the notice to Dealer of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, Dealer's expulsion from the NASD will automatically terminate this Agreement without notice. Dealer's suspension from the NASD the appointment of a trustee for all or substantially all of Dealer's business assets, or violation of applicable State or Federal laws or rules or regulations of authorized regulatory
     agencies  will  terminate  this  Agreement   effective  upon  the  date  of
     Distributor's mailing to Dealer of such termination. Distributor's failure to terminate for any cause shall not constitute a waiver of Distributor's right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed herein, unless changed by written notice. Any dispute that may arise in connection with this Agreement shall be submitted to arbitration by the NASD, with the panel to be located in Boston, Massachusetts.

11. This Agreement shall become effective upon Distributor's execution of this Agreement, such date being the one appearing below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts. This Agreement is not assignable by Dealer without the written permission of Distributor. The Trust may assign or transfer this Agreement to any successor firm or corporation which becomes Distributor or Sub-Distributor of the Trust.



                                                    "Accepted"

Company>>                                  Funds Distributor, Inc.

By:    __________________________          By:  ________________________________
       (Authorized Signature)              Print Name:__________________________
                                           Date:

       --------------------------
       (Please Print Name)


Date:  __________________________